Exhibit 10.1

PAREXEL INTERNATIONAL

Perceptive Informatics President

Long-Term Discretionary Incentive Plan

Effective January 1, 2010

PERCEPTIVE INFORMATICS PRESIDENT

LONG-TERM DISCRETIONARY INCENTIVE PLAN

TABLE OF CONTENTS

I.	PURPOSE	3

II.	DEFINITIONS	3

III.	ELIGIBILITY	4

IV.	DETERMINATION OF PAYMENTS UNDER THE PLAN	4

V.	MAXIMUM AWARDS	4

VI.	PERFORMANCE MEASURE	5

VII.	INCENTIVE PAYMENTS	7

VIII.	TERMINATION OF EMPLOYMENT/LEAVE OF ABSENCE	7

IX.	PARTICIPANT PERFORMANCE	7

X.	ADJUSTMENTS	8

XI.	PLAN ADMINISTRATION	8

XII.	ASSIGNMENT AND EMPLOYEE RIGHTS	8

XIII.	AMENDMENT OR TERMINATION	9

XIV.	NO CLAIM AGAINST ASSETS	9

XV.	WITHHOLDING TAX	9

XVI.	EFFECTIVE DATE/INTEGRATION	9

XVII.	VALIDITY	9

XVIII.	GOVERNING LAW	10

PERCEPTIVE INFORMATICS PRESIDENT

LONG-TERM DISCRETIONARY INCENTIVE PLAN

I.	PURPOSE

The Perceptive Informatics President Long-Term Discretionary Incentive Plan has been developed by the Company to focus the President of Perceptive Informatics on the accomplishment of long-term profitability critical to the success of Perceptive Informatics and the Company and provide incentive compensation based on the attainment of specified financial targets.

II.	DEFINITIONS

Committee: The Compensation Committee of the Board of Directors of the Company.

Company: PAREXEL International Corporation, including all subsidiaries and affiliates thereof.

Corporate: Relating to the Company as a whole.

fiscal year: The twelve (12) month period ending June 30.

Maximum Award: The largest cumulative award that may be paid to the Participant under the Plan.

Participant: The President of PI.

PI: The Perceptive Informatics strategic business unit of the Company.

PI Operating Income: Operating income of the Perceptive Informatics business unit for any fiscal year, calculated based on the Company’s fiscal year end financial reports audited in accordance with U.S. GAAP and publicly filed with the U.S. Securities and Exchange Commission, and adjusted with the Company’s internal cost allocation.

PI Operating Income Maximum Target: The PI Operating Income target level set by the Committee.

PI Operating Income Threshold Target: Two thirds (2/3) of the PI Operating Income Maximum Target.

Plan: Perceptive Informatics President Long-Term Discretionary Incentive Plan.

Plan Performance Period: January 1, 2010 to June 30, 2013.

PERCEPTIVE INFORMATICS PRESIDENT

LONG-TERM DISCRETIONARY INCENTIVE PLAN

III.	ELIGIBILITY

In addition to the financial terms and conditions in the Plan, the Participant must have named an internal successor candidate for his position, and successor candidates for all other members of the PI executive team (as identified by the Committee) with the skills and experience necessary to perform the duties of the roles effectively, as determined and approved by the Committee, prior to the completion of the Plan Performance Period as a condition of eligibility for payment of any award under the Plan.

Participation in the Plan and payment of any award shall be conditioned upon the Participant’s continued employment in good standing with the Company and execution of and compliance with a current version of the Company’s standard agreement regarding confidentiality, non-disclosure, non-solicitation, assignments of inventions and intellectual property rights, and, if applicable, non-competition, all as determined by the Company in its discretion.

Individuals hired or promoted during the Plan Performance Period into the position of President of PI require the approval of the Committee before being deemed a Participant in the Plan, and his/her Maximum Award will be determined at that time.

IV.	DETERMINATION OF PAYMENTS UNDER THE PLAN

Any award payment(s) made to the Participant under the Plan are payable based upon the Company’s achievement of PI Operating Income, calculated as set forth herein, and pursuant to the terms and conditions of the Plan. Whether and the extent to which award payments under the Plan are funded remains at the discretion of the Committee, and nothing herein should be construed or interpreted to promise or guarantee any award payment under the Plan to the Participant or other employee of the Company.

V.	MAXIMUM AWARDS

The Participant has a designated Maximum Award. The Maximum Award is expressed as a U.S. dollar amount. The Maximum Award is established by the Committee in its discretion, and is subject to change at any time at the discretion of the Committee without prior notice. The Participant will be notified of his Maximum Award as soon as practicable after the commencement of the Plan Performance Period.

If the Committee determines that the Participant’s Maximum Award should change (due to job change or otherwise) during the Plan Performance Period, the revised Maximum Award will apply to the full Plan Performance Period, and the original Maximum Award will be inapplicable.

PERCEPTIVE INFORMATICS PRESIDENT

LONG-TERM DISCRETIONARY INCENTIVE PLAN

VI.	PERFORMANCE MEASURE

The Maximum Award will only be paid upon the Company’s achievement of the PI Operating Income Maximum Target during any fiscal year during the Plan Performance Period. The PI Operating Income Maximum Target is established by the Committee in its discretion, and will be communicated to the Participant as soon as practicable after the commencement of the Plan Performance Period. If the Company achieves the PI Operating Income Maximum Target for any single fiscal year during the Plan Performance Period, the Maximum Award will be considered achieved and payable under this Plan, and the Plan will terminate upon the payment of the award.

If the Company achieves PI Operating Income less than the PI Operating Income Maximum Target, but at or above the PI Operating Income Threshold Target, in a fiscal year during the Plan Performance Period, the Participant will be entitled to a reduced award payment calculated as follows:

•

For the fiscal year ending June 30, 2013 (“FY2013”), the Participant will be entitled to an award payment equal to the percentage of the Maximum Award that corresponds to the percentage of the PI Operating Income Maximum Target achieved as set forth in Figure 1 below (e.g. 70% of the Maximum Award shall be achieved and payable based on the attainment of 80% of the PI Operating Income Maximum Target in FY2013). Award amounts for achievement levels that are between the PI Operating Income Threshold Target and the PI Operating Income Maximum Target will be interpolated based on a straight line as indicated in the graph in Figure. 1.

•

For any fiscal year prior to FY2013 (and during the Plan Performance Period), the Participant will be entitled to an award payment equal to 50% of the percentage of the Maximum Award that corresponds to the percentage of the PI Operating Income Maximum Target achieved as set forth in Figure 1 below, as interpolated (e.g. 35% of the Maximum Award shall be payable based upon the attainment of 80% of the PI Operating Income Maximum Target in FY2012). All award payments achieved and paid based upon all fiscal years prior to FY2013 shall be deducted from the Maximum Award payable for any future periods.

Please see Figure 1 below for an illustration of the Maximum Award payout curve based upon the level of achievement of the PI Operating Income Maximum Target.

PERCEPTIVE INFORMATICS PRESIDENT

LONG-TERM DISCRETIONARY INCENTIVE PLAN

Figure 1

	Financial Performance Payout Chart
Amount PI Operating Income Maximum Target Achieved	<2/3	2/3	1/1	>1/1
Payout % of Maximum Award	0%	50%	100%	100%

Payout % of Maximum Award based on PI Operating Income

% of PI Operating Income Maximum Target

Unless the Company achieves 100% or greater of the PI Operating Income Maximum Target in a fiscal year prior to FY2013 (and during the Plan Performance Period), in no event will (a) the amount of any award paid under the Plan to the Participant for any single fiscal year prior to FY2013 be more than 50% of the Participant’s Maximum Award or (b) the total amount of all award(s) paid under the Plan to the Participant for all fiscal years prior to FY2013 be more than 50% of the Participant’s Maximum Award. The aggregate amount of all award payments achieved and payable to the Participant under the Plan shall not exceed the Participant’s Maximum Award. The financial targets shall include, as applicable, accruals for payments to be made pursuant to the Plan.

PI Operating Income shall be determined separately for each fiscal year. There will be no aggregation of PI Operating Income from different fiscal years for the determination of achievement of any award payment.

PERCEPTIVE INFORMATICS PRESIDENT

LONG-TERM DISCRETIONARY INCENTIVE PLAN

VII.	AWARD PAYMENTS

Payment of an award to the Participant will be determined by the Committee in its discretion. Payment of any award will be made pursuant to the Company’s regular payroll practices in the Participant’s active currency at the time of payment and will be subject to all applicable taxes and withholdings. Currency changes will be calculated using the exchange rate as identified by PAREXEL effective as of the close of business on the last day of the applicable fiscal year. Generally, award payments under the Plan will be made to the Participant, if eligible, within ninety (90) days after the end of the applicable fiscal year and, in all events, no later than the subsequent March 15.

Award payments under the Plan are not included in pensionable earnings calculations to the extent allowed under the legal provisions of the plan.

VIII.	TERMINATION OF EMPLOYMENT/LEAVE OF ABSENCE

If the Participant resigns or his employment terminates with the Company for any reason (whether voluntarily or involuntarily) prior to the date an award payment is made, the Participant will not be eligible to receive any award payment under the Plan. The Participant must have an active employment status at the time of any award payment to be eligible to receive any award payment under the Plan. If the Participant is on a leave of absence at the time of an award payment, the Participant will receive his award payment under the Plan when he returns to active employment status. If the Participant does not return to active employment status by reasons other than death or disability, he will not be eligible to receive any payment under the Plan, unless required under applicable law.

Notwithstanding any other provision of the Plan, the Committee may, at its sole discretion, permit continued participation, pro-ration or early distribution (or a combination thereof) of awards for which the Participant would otherwise be ineligible.

IX.	PARTICIPANT PERFORMANCE

If the Participant has less than satisfactory performance during the Plan Performance Period, as determined by the Committee, he will not be entitled to receive any award under the Plan. If the Participant has undergone formal disciplinary action for poor performance or behavior during the Plan Performance Period, has an individual performance objective achievement of 0%, or is undergoing formal disciplinary action for poor performance or behavior at the time an award payment is to be made, he will not be eligible to receive any award payment. If the disciplinary action has been completed and/or performance/behavior has reached the required standard, the Committee may choose to make a complete, partial or pro-rated payment to the Participant in its discretion.

PERCEPTIVE INFORMATICS PRESIDENT

LONG-TERM DISCRETIONARY INCENTIVE PLAN

X.	ADJUSTMENTS

The Committee may make performance measure adjustments at any time during or at the end of the Performance Plan Period, when events occur that significantly alter or impact established Company or PI business unit performance measures, as determined by the Committee. These adjustments are final and binding upon the Participant and other parties concerned. Such events may include without limitation, changes in accounting rules or regulations, changes in regulatory rulings that affect the business of the organization, and significant unexpected changes in economic conditions affecting the Company.

XI.	PLAN ADMINISTRATION

The Committee has the authority to interpret the provisions of the Plan and make decisions necessary to administer the Plan. Any decision by the Committee regarding eligibility for payments under the Plan, or other interpretations of or decisions related to the provisions of the Plan, shall be final and binding on the Participant and other parties concerned. This authority includes but is not limited to the following administrative provisions:

•	Interpretation of Plan provisions

•	Approval of the Participant

•	Establishment of the Maximum Award

•	Establishment of performance goals

•	Certification of performance against established Plan goals

•	Adjustment of performance goals

•	Approval of payments under the Plan

•	Modification and/or termination of the Plan

The Committee, in making any determination under the Plan, is entitled to rely on opinions, reports or statements of employees of the organization, counsel, public accountants, and other experts or third parties.

XII.	ASSIGNMENT AND EMPLOYEE RIGHTS

No employee has any claim or right to be a Participant in the Plan or granted an award under the Plan, and there is no obligation for uniformity of treatment of the Participant and any other eligible employees under the Plan. Nothing in this Plan shall be construed or interpreted to provide the Participant with any guarantee of employment with the Company for any defined period of time or any continued employment with the Company. Nothing in this Plan shall alter or modify the employment status of the Participant. All interpretations of Plan provisions or decisions about any awards made under the Plan, in total or with respect to the Participant, are entirely within the discretion of the Committee.

PERCEPTIVE INFORMATICS PRESIDENT

LONG-TERM DISCRETIONARY INCENTIVE PLAN

XIII.	AMENDMENT OR TERMINATION

This Plan may be amended, suspended or revoked at any time, for any reason, without prior notice. In the case of any amendment, suspension and/or termination of the Plan, the Committee may, in its discretion, authorize the pro-ration, early distribution, or partial distribution of awards paid under the Plan.

XIV.	NO CLAIM AGAINST ASSETS

Nothing in this Plan shall be construed as giving the Participant, or his legal representative or designated beneficiary, any claim against any specific assets of the Company or any parent, subsidiary or affiliate of the Company, or as imposing any trustee relationship upon the Company in respect of the Participant. The Company shall not be required to segregate any assets in order to provide for the satisfaction of the obligations hereunder. If and to the extent that the Participant or his legal representative or designated beneficiary acquires a right to receive any payment pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

XV.	WITHHOLDING TAX

The Company withholds any and all taxes or other withholdings required by applicable law and/or Company plans and policies from all Plan awards.

XVI.	EFFECTIVE DATE/INTEGRATION

The Plan is effective January 1, 2010 and shall remain in effect until March 15, 2014 or all award payments payable under the Plan are paid, whichever is earlier. Except as expressly provided in this Plan, or in a written agreement between the Company and the Participant that specifically refers to Plan awards, this Plan represents the sole agreement between the Company and the Participant concerning its subject matter and it supersedes all prior agreements, arrangements, understandings, warranties, representations, and statements between the parties concerning its subject matter. The Participant shall not be eligible to participate in or receive compensation under any other plan concerning the subject matter herein.

XVII.	VALIDITY

In the event any provision of the Plan is held invalid, void or unenforceable the same shall not affect in any respect whatsoever the validity of any other provision of the Plan.

PERCEPTIVE INFORMATICS PRESIDENT

LONG-TERM DISCRETIONARY INCENTIVE PLAN

XVIII.	GOVERNING LAW

The establishment, validity, interpretation and/or performance of the Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without reference to its principles of conflict of laws. The Company and the Participant hereunder understand and intend that the state and federal courts in the Commonwealth of Massachusetts will have the exclusive jurisdiction to resolve any disputes arising out of or related to the Plan, and the Participant hereunder voluntarily submits to the jurisdiction over his person by a court of competent jurisdiction located within the Commonwealth of Massachusetts. The Company and the Participant hereunder expressly waive any right to a jury trial with respect to any dispute arising out of or related to the Plan.